                                                                   EXHIBIT 10.30


                             RENTAL POOL AGREEMENT


         THIS RENTAL POOL AGREEMENT (the "AGREEMENT") is made and entered into this 31st day of March, 1998, by and between EQUIPMENT PURCHASING II L.L.C., a Delaware limited liability company, as assignee of Patricia McGinty ("OWNER") and MULTIMEDIA GAMES, INC., a Texas corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the Company and Owner, as assignee, have entered into a certain Equipment Purchase Agreement, dated of even date herewith (the "PURCHASE AGREEMENT"), to consummate Owner's purchase of MegaMania electronic player stations (the "EQUIPMENT") from the Company;

         WHEREAS, Owner is the assignee of a Rental Pool Agreement (the "ASSIGNED AGREEMENT") between the Company and Patricia McGinty ("ASSIGNOR") pursuant to which the Company agreed to pay to Assignor certain revenues derived from the Equipment;

         WHEREAS, Owner has assumed the rights and obligations of Assignor under the Assigned Agreement and desires to enter into this Agreement with the Company in order to amend and restate the Assigned Agreement solely to reflect Owner as assignee) ;

         WHEREAS, the Equipment is, and from time to time in the future will be, leased to Indian tribes ("TRIBE") for use in Class II bingo facilities under terms where the Company receives a percentage of Adjusted Gross Revenue derived from use of the Equipment (the "COMPANY REVENUE"); and

         WHEREAS, as additional consideration for Owner entering into the Purchase Agreement, the Company wishes to grant Owner a percentage of the Company Revenue.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Term. This Agreement shall be effective upon execution (the "EFFECTIVE DATE") and shall continue and remain in full force and effect for the Term of the Management Agreement entered into between the Company and Owner, dated even date herewith.

         2. Adjusted Gross Revenue. As partial consideration for Owner's purchase of the Equipment, the Company agrees to assign two percent (2%) of the Adjusted Gross Revenue derived from use of the Equipment (the "OWNER PERCENTAGE"). This assignment does not assign the Company's right to a management fee as provided in the Management Agreement between the parties of even date herewith (the "MANAGEMENT AGREEMENT"). The Company retains the right to receive the balance of the Adjusted Gross Revenue derived from the use of the Equipment (the "COMPANY PERCENTAGE"). In the event the Company Revenue received from a Tribe is modified for any reason, or in the event the Equipment is transferred to another facility and the Company Revenue is subject to agreement with another Tribe, the parties agree that they shall renegotiate the revenue percentages to be received by each party in good faith.

         3. Collection. The Company agrees to be responsible for the collection and remittance of the Owner Percentage as provided in the Management Agreement, including any necessary legal action related to such collection. The Company shall not, however, be required to compensate Owner in the event the Tribe, or any other third party, fails to pay, or provides an inaccurate or fraudulent accounting of, the Owner Percentage. The Company agrees that it will subrogate its claim to the Owner Percentage upon the request of Owner, and that it will cooperate in all subsequent efforts by Owner to collect the Owner Percentage from the Tribe.

         4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without reference to the choice of law principles thereof.

         5. Entire Agreement. This Agreement, including any exhibits and schedules hereto, contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless consented to in writing by the Company and Owner.

         6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

         7. Parties In Interest. Nothing in this Agreement shall entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

         8. Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing, signed by the party against which such waiver is sought to be enforced, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

         9. Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance (other than a term, covenant, condition or application which affects the essence of this Agreement) shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to those persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10. Assigned Agreement. This Agreement amends and restates the Assigned Agreement which, as so amended, remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.

                                       EQUIPMENT PURCHASING II L.L.C.
                                                By: Rio Grande Management Corp.


                                       By:
                                           -------------------------------------
                                           Name:    Clifton Lind
                                           Its:     President


                                       MULTIMEDIA GAMES, INC.



                                       By:
                                           -------------------------------------
                                           Name:    Gordon Graves
                                           Its:     Chief Executive Officer